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                                  EXHIBIT 5.1
                    Opinion of Morgan, Lewis & Bockius LLP





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December 27, 1996


Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA  19106-2399


Re: Registration Statement on Form S-8: Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan




Ladies and Gentlemen:

We have acted as special counsel for Rohm and Haas Company, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed under the Securities Act of 1933, as amended (the "Act"), for the registration of 150,000 shares of Common Stock (the "Shares") to be offered and sold pursuant to the Company's 1997 Non-Employee Directors' Stock Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement, the organizational documents of the Company, certain of the Company's proceedings as reflected in its minute books, and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Plan.





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Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,



/s/ Morgan, Lewis & Bockius LLP